Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

PROGRAM AGREEMENT

by and BETWEEN

aetna life insurance coMPANY
AND

GRANDPARENTS.COM, INC.

DATED AS OF

October 9, 2013

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

TABLE OF CONTENTS

ARTICLE 1 – PROGRAM ESTABLISHMENT		1
1.1	Establishment of the Program	1
1.2	Products, Jurisdictions and Pricing	1
1.3	Distribution Channels	2
1.4	Information Services and Technical Support	3
ARTICLE 2 - Obligations and Rights of ALIC		3
2.1	Generally	3
2.2	Customer Relationship	4
2.3	Records	5
2.4	Renewals	5
ARTICLE 3 - oBLIGATIONS AND RIGHTS OF cOMPANY		5
3.1	Responsibility of Company to Promote the Program	5
3.2	Company Member Information	6
ARTICLE 4 - cOMPLAINTS		7
4.1	Company Responsibility	7
4.2	ALIC Responsibility	7
ARTICLE 5 - cOMPENSATION		7
5.1	Royalty Rate	7
5.2	Payment of Royalties	7
5.3	Return Royalties; Set-Off	7
5.4	Rate Rollbacks & Similar Events	8
5.5	Allocation of Program Expenses	8
5.6	Audit Rights	8
ARTICLE 6 - RELATIONSHIP MANAGEMENT AND PROGRAM MARKETING		8
6.1	Program Managers, Program Sponsors and Program Committee	8
6.2	Program Committee	9
6.3	Promoting the Program	10
6.4	[***]	11
ARTICLE 7 – CLAIMS ADJUSTMENT		12
ARTICLE 8 - EXCLUSIVITY		12
8.1	Exclusivity	12
8.2	Right of First Refusal	12
8.3	Preservation of Business	13
8.4	Non-Circumvent	13
8.5	Reasonableness of Provisions of Article 8	13

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 9 - TERM AND TERMINATION		14
9.1	Program Term	14
9.2	Termination of Agreement	14
9.3	Termination of Agreement by ALIC	16
ARTICLE 10 - RIGHTS AND DUTIES AFTER TERMINATION		16
10.1	Post Termination Servicing	16
10.2	Data and Records	16
10.3	Renewal Rights; Post-Termination Payment of Royalties	16
10.4	Non-Compete	16
10.5	[***]	16
10.6	Survival	16
ARTICLE 11 - REPRESENTATIONS AND WARRANTIES		16
11.1	Representations, Warranties and Continuing Covenants	16
ARTICLE 12 - INDEMNIFICATION		17
12.1	Mutual Obligations	17
12.2	Indemnification Conditions	18
12.3	Limitation of Liability	18
12.4	Injunctive Relief	18
ARTICLE 13 - Confidential Information; Consumer Information		19
13.1	Definitions	19
13.2	Exceptions	19
13.3	Standard of Care	19
13.4	Consumer Information	21
13.5	Safeguards	22
13.6	Data Disposal	22
13.7	Security Breach Requirements	23
13.8	HIPAA Agreement	23
13.9	Disclosure Concerning this Agreement	24
ARTICLE 14 – Marks, CO-BRANDED WEBSITES, and Licenses		24
14.1	Approval of ALIC Material	24
14.2	Approval of Company Material	24
14.3	Intellectual Property	25
14.4	Marks	25
14.5	Trademark Disputes	26
ARTICLE 15 - Disputes		26
15.1	Escalation Procedure	26
15.2	Arbitration	27

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 16 - MISCELLANEOUS		28
16.1	Governing Law	28
16.2	Disaster Recovery	28
16.3	Severability	28
16.4	Relationship of the Parties	29
16.5	Use of Affiliates or Third Parties by ALIC	29
16.6	Force Majeure	29
16.7	Notices	29
16.8	Waiver	30
16.9	Entire Agreement	30
16.10	Counterparts	30
16.11	Captions	30
16.12	Binding Effect	30
16.13	No Third-Party Beneficiaries	31
16.14	Assignment	31
16.15	Insurance	31

List of Appendices/Schedules

Appendix A	Definitions and Construction
Schedule 1.2	Health Insurance Products
Schedule 1.3(a)	Reporting Requirements
Schedule 5.1	Royalties
Schedule 13.8	HIPAA Business Associate Agreement
Schedule 14.4(a)	Company Marks
Schedule 14.4(b)	ALIC Marks

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

PROGRAM AGREEMENT

This PROGRAM AGREEMENT (this “Agreement”) is made as of October 9, 2013 (“Effective Date”) by and between Grandparents.com, Inc., a Delaware corporation (together with its Affiliates, the “Company”), and Aetna Life Insurance Company, a Connecticut corporation (together with American Continental Insurance Company, Continental Life Insurance Company of Brentwood, Tennessee and Aetna Health & Life Insurance Company, “ALIC”). Certain capitalized terms used in this Agreement are defined in the attached Appendix A. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties agree as follows.

ARTICLE 1 - PROGRAM ESTABLISHMENT

1.1          Establishment of the Program. ALIC and the Company are entering into this Agreement to establish the Program to offer Health Insurance Products to Company Members. [***]

1.2          Products, Jurisdictions and Pricing.

(a)          The Health Insurance Products that will be offered under the Program will be those set forth in Schedule 1.2, as it may be amended from time to time in accordance with Section 1.2(b).

(b)          The parties may, from time to time, after consulting with each other in good faith, mutually agree in writing to include additional products in the Program, or to remove products from the Program. In such event, the parties shall amend Schedule 1.2 to reflect the additions and removal of products.

(c)          ALIC shall offer such Health Insurance Products in all jurisdictions upon regulatory approval of the policy filing and marketing collateral. Notwithstanding the foregoing, after reasonable consultation with the Company, ALIC may withdraw Health Insurance Products from any jurisdiction (i) where ALIC Determines that offering Health Insurance Products is inconsistent with the nature of the Program; (ii) where ALIC reasonably determines in that the Health Insurance Products will have adverse economic attributes; (iii) based on applicable regulatory or legal restrictions; or (iv) to replace them with more current offerings having the same or substantially similar attributes and coverages as the Health Insurance Products and are included in the Program (for purposes of clarity, such replacement offerings shall be deemed “Health Insurance Products” and will automatically be included on Schedule 1.2 hereto). In addition, the parties may mutually agree in writing to withdraw offering Health Insurance Products in an Applicable Jurisdiction, or to begin offering Health Insurance Products in an Applicable Jurisdiction. For the avoidance of doubt, ALIC retains sole discretion as to the pricing of Health Insurance Products. In the event ALIC withdraws offering Health Insurance Products from an Applicable Jurisdiction, the Company is permitted to endorse a similar policy issued by an insurance carrier other than ALIC.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(d)          Company shall not charge any fees or charges to applicants specifically for Health Insurance Products. ALIC acknowledges and agrees that the Company, [***] or any Affiliate of the Company [***] may, in its sole discretion, charge each or certain Company Members fees not specifically for Health Insurance Products including, without limitation, general membership or subscription fees as well as fees and charges for other products and services offered by it to Company Members [***].

1.3           Distribution Channels. ALIC shall make the Health Insurance Products available through the channels described in this Section 1.3 and such other channels as determined by the Program Committee from time to time. In each circumstance, ALIC shall provide its customer service in accordance with its corporate policies and practices, and in no event shall its customer service be less favorable than as provided to other customers.

(a)          Call Center. Company Members shall be able to contact a call center operated and maintained by ALIC (in accordance with Section 2.1(c)(i)) through dedicated toll-free phone lines and click-to-talk capabilities in order to receive quotes for Health Insurance Products, purchase or renew Health Insurance Products, make a claim under Policies and receive customer service in connection with the Policies. ALIC will provide and maintain separate and distinct toll-free numbers for the Program from its standard toll-free number(s) and will provide and maintain separate and distinct toll-free numbers for [***]. ALIC will report no less frequently than quarterly on the certain metrics listed in Schedule 1.3(a) including, but not limited to, results of responses, conversions, acceptance rates, speed of answer, etc. by phone number.

(b)          Website. Company Members shall be able to obtain information about and apply for Health Insurance Products through the Program Website hosted and maintained by ALIC in accordance with Section 2.1(c)(ii). Other customer service and claims reporting shall also be accessible through the Program Website. ALIC agrees that it will not direct any Company Member that accesses ALIC through the Program to any other ALIC website other than the Program Website; provided, however, that the foregoing shall not preclude ALIC from responding to an inquiry from a Company Member by advising such Company Member of other ALIC websites or other ALIC products.

(c)          Agents. Company Members shall be able to apply for Health Insurance Products through an Agent duly authorized by ALIC, in its sole discretion, to accept such applications. Leads to Agents from the various marketing channels will only be provided if a Company Member [***] requests the assistance of an Agent or if the call center has not been able to convert a response within forty-five (45) days. The Company may reasonably request that certain Agents, who have been duly authorized by ALIC, be considered by ALIC when determining which Agents to receive leads, and ALIC shall give consideration to any such requests made by the Company, provided that ALIC shall have the ultimate authority to select the Agents to receive leads. Agents will be instructed not to cross sell other ALIC or non-ALIC products if a lead was provided. [***]

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

1.4          Information Services and Technical Support. ALIC and the Company shall provide each other, at no cost to the other, information services and other technical support as reasonably requested by the other party to assist the other party in using the information provided under this Agreement and facilitating website connectivity, it being understood that the services to be provided are to be of an incidental or informational nature rather than requiring programming or other substantial effort.

ARTICLE 2 - Obligations and Rights of ALIC

2.1          Generally.

(a)          ALIC shall have sole authority and responsibility to: (i) design and price the Health Insurance Products (subject to Section 1.2(c); (ii) issue all Policies, Renewals, endorsements, renewal notices, non-renewal notices and cancellation notices; (iii) bill for and collect premiums; (iv) adjust all claims; (v) otherwise administer all Policies; and (vi) provide the services in accordance with this Agreement.

(b)          ALIC shall use commercially reasonable efforts to secure and maintain jurisdiction approvals in no less than forty-five (45) Applicable Jurisdictions, in order to launch and maintain the Program, subject to Section 1.2(c) and unless the parties otherwise agree not to seek approval in a particular jurisdiction. “Applicable Jurisdictions” means all fifty (50) states of the United States and the District of Columbia. In the event ALIC is unable to secure and maintain approvals in any Applicable Jurisdictions, Company is permitted to offer a similar policy issued by an insurance carrier other than ALIC.

(c)          ALIC shall engage in promotional and marketing efforts with respect to the Program, including by undertaking the following:

(i)          Call Center. ALIC shall operate and maintain one (1) or more call centers for the purposes contemplated in Section 1.3(a). ALIC shall be responsible for the costs of operating and maintaining any such call centers. For the avoidance of doubt, (A) ALIC may utilize one (1) or more of its existing call centers to support the Program, and (B) the call center(s) used to support the Program may also be used to provide services to other customers of ALIC or other companies. ALIC may contract with another entity to provide a call center, consistent with Section 16.5. ALIC will operate and maintain, or oversee another entity engaged to operate and maintain, enough call center capacity to handle ALIC’s anticipated peak call volumes for the Program [***]. In the event ALIC decides to seek to engage or otherwise enter into discussions with another entity to provide one or more call centers, ALIC will provide reasonable notice to Company prior to entering into such engagement or discussions and will consider, in good faith, any recommendations and concerns of Company in respect of any third-party call center; provided, however, that ALIC shall have the ultimate authority to select, in its discretion, the third-party call center to engage for the Program.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(ii)         Program Website. ALIC shall, at its expense, develop, design, own, host, and maintain an internet website (the “Program Website”), which Company Members may use to obtain information about and apply for Health Insurance Products. ALIC will seek to make the Program Website operational with reasonable promptness. The Program Website shall be co-branded as mutually agreed by the parties and may also include the logos of one or more [***]. The domain name of the Program Website will be mutually agreed to by the parties. All references to the Company, its Affiliates (including their respective Marks) or the Health Insurance Products shall be approved in advance by the Company. Upon the expiration or termination of this Agreement, ALIC shall retain ownership of the Program Website, Program Website URL, software code, design, features, functionality, technical and other specifications for the Program Website, and any content solely developed by ALIC for or on the Program Website, including the look and feel of the Program Website (“Program Website Intellectual Property”), but shall cease all use of Company [***] Marks on the Program Website and any content that is solely developed by Company for the Program Website, except that ALIC may continue to use the Company’s and its Affiliate associations’ names (but not their logos) for non-marketing purposes as required to continue to service and maintain Policies and Renewals.

(iii)        Collateral. ALIC shall participate in the development of promotion collateral (“Collateral”) as provided in Section 6.3(a)(ii).

(iv)        ALIC will actively participate on the Program Committee and provide advice to, and consult with the Company as to the Program. Without limiting the generality of the foregoing, ALIC shall promptly review and provide input with respect to marketing collateral developed by the Company, and shall not unreasonably withhold, condition or delay its approval to release such collateral to Company Members.

(v)         ALIC shall perform all other reasonable obligations assigned to it by the Program Committee from time to time.

(vi)        ALIC shall provide such information services and other technical support as reasonably requested by the Company from time to time, including support to assist the Company in using information provided by ALIC to the Company from time to time and facilitating website connections.

2.2           Customer Relationship. The parties acknowledge that each Company Member who becomes a Certificateholder shall be a customer of ALIC (an “ALIC Customer”). Nothing in this Agreement shall restrict or otherwise limit ALIC’s rights to interact with any ALIC Customer for policy related services, notwithstanding that such ALIC Customer may also be a Company Member. ALIC will not use information from the Program to solicit any other business from any Certificateholder nor use information from the Program to cross-sell additional coverages to such Certificateholder other than Health Insurance Products; provided, however, that the foregoing shall not preclude ALIC from responding to an inquiry from a Certificateholder about products or coverages of ALIC or ALIC Affiliates other than Health Insurance Products nor does it preclude a Certificateholder from purchasing an insurance product from ALIC or from its Affiliates. [***]

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

2.3          Records. ALIC shall maintain and be entitled to keep all forms and records that pertain to a Policy or Renewal, including all Application Materials, all credit card authorization forms, all endorsement forms signed by the insured, all other forms signed by the insured, all notices relating to billing, cancellation, renewal, and non-renewal, and all written correspondence received from the insured, or written notes derived from conversations with the insured (collectively, the "ALIC Customer Documents"). However, all non-policy related documents and files such as member lists, addresses, etc. remain the property of the Company [***]. ALIC shall not use any Company Member [***] lists or information to solicit any other business.

2.4          Renewals. ALIC will renew any Policies (including Renewals) during the Term and thereafter, subject to Applicable Law and in accordance with Section 10.3.

ARTICLE 3 - oBLIGATIONS AND RIGHTS OF cOMPANY

3.1          Responsibility of Company to Promote the Program.

(a)          Company will actively support and promote the Program by engaging in the following activities at Company’s own expense [***] or as otherwise agreed to:

(i)          Company shall endorse the Health Insurance Products to Company Members.

(ii)         Company shall provide ALIC with information as set forth in Section 3.2.

(iii)        Company shall develop, design, own, host and maintain a website (the “Company Website”), which shall include a referring URL, corresponding “jump link,” or other navigation tool to allow users to move to the Program Website. At no cost to ALIC, the Company Website shall feature ads for ALIC and the Program with reasonable prominence and frequency, and similar prominence as such Company Website features any other insurance products or providers. Notwithstanding the foregoing, other insurance providers who pay for ads and features may receive priority placement and frequency over ALIC and the Program. All references to ALIC, its Affiliates or the Health Insurance Products shall be approved in advance by ALIC. Upon expiration or termination of the Agreement, Company shall retain ownership of all URLs and content on the Company Website, but shall cease all use of the Intellectual Property of ALIC and its Affiliates on the Company Website.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(iv)        The Company will actively participate on the Program Committee and provide advice to, and consult with ALIC as to the Program. Without limiting the generality of the foregoing, the Company shall promptly review and provide input with respect to marketing collateral developed by ALIC, and shall not unreasonably withhold, condition or delay its approval to release such collateral to Company Members.

(v)         The Company shall perform all other reasonable obligations assigned to it by the Program Committee from time to time so long as such obligations do not include soliciting, negotiating, marketing or selling Health Insurance Products.

(vi)        The Company shall participate in the development of marketing collateral as provided in Section 6.3(a)(ii).

(b)          Company shall not sell, solicit or negotiate with respect to any Health Insurance Products listed in Schedule 1.2 as amended form time to time.

3.2          Company Member Information.

(a)          Subject to Applicable Law, contractual requirements and applicable privacy policies and terms of use, Company shall provide ALIC with the following information to the extent it is collected and retained by the Company: the names, addresses, phone numbers and e-mail addresses of each Company Member (or any such contact information that is collected and retained by the Company if the Company does not have all of such contact information) (the “Company Member Information”) for the sole purpose of offering Health Insurance Products. Company shall provide ALIC updates no less frequently than quarterly of the Company Member Information. ALIC shall only use Company Member Information for soliciting applications and verifying eligibility for Health Insurance Products under the Program, and for renewing, servicing and administering Policies as contemplated under this Agreement. Furthermore, Company may provide ALIC with [***] for the sole purpose of soliciting applications for Health Insurance Products under the Program. All Company Member Information [***] will remain the property of Company [***] and must be returned at the termination of this Agreement. ALIC shall not use information or leads generated by or from the Program to (i) solicit any other business from any Company Member or (ii) cross-sell additional coverages other than the Health Insurance Products to any Company Member; provided, however, that the foregoing shall not preclude ALIC or its Affiliates, in response to an inquiry from a Company Member, from providing information about other products or coverages of ALIC or ALIC Affiliates to such Company Member (other than individual or group Health Insurance Products and Medicare supplemental insurance), nor does it preclude a Company Member from purchasing an insurance product from ALIC or from its Affiliates.

(b)          Company [***] may, at its respective option, remove individuals or data from the Company Member Information [***] (i) who are subject to solicitation restrictions, or (ii) pursuant to contractual requirements. The Company [***] will use reasonable efforts to minimize such restrictions.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

ARTICLE 4 - cOMPLAINTS

4.1          Company Responsibility. Each written complaint or inquiry from an insurance department or other governmental authority (collectively “Government Complaint”) or from a Certificateholder (“Customer Complaint”) received by Company concerning any Policy, Certificateholder or the Program shall be sent via overnight courier, facsimile or email to ALIC so that it is received by ALIC as soon as possible but no later than five (5) days after Company has identified the Complaint as one regarding any Policy, Certificateholder or the Program.

4.2          ALIC Responsibility.

(a)          ALIC shall be responsible for responding, as appropriate, to each Complaint. Company shall provide reasonable cooperation to ALIC in connection with ALIC’s efforts to respond to any Complaint. ALIC shall respond to each such Complaint as required by Applicable Law.

(b)          ALIC shall provide the Company with a quarterly log of all Government Complaints and Customer Complaints received along with their status (including whether or not a complaint resulted in the payment of a claim).

ARTICLE 5 - cOMPENSATION

5.1          Royalty Rate. ALIC shall pay to Company royalty and endorsement fees (collectively “Royalties”) in accordance with and subject to the provisions of Schedule 5.1. The payment of Royalties is in consideration for (i) the provision by Company to ALIC of Company Member Information [***] in accordance with Section 3.2 and ALIC’s use thereof as contemplated by this Agreement, and (ii) the use of the Company Marks and Company Material as contemplated by this Agreement.

5.2          Payment of Royalties. Within thirty (30) days after the end of each calendar month during the Term of this Agreement or, after the termination of this Agreement, any month in which any amount becomes due from either party to the other, ALIC shall send to Company a statement (“ALIC’s Statement”) containing [***]. The parties shall mutually agree on the information to be contained in and the format of ALIC’s Statement. ALIC shall include with ALIC’s Statement payment to Company for any Royalties due.

5.3         Return Royalties; Set-Off. ALIC may set-off and apply against any Royalties due to the Company unearned Royalties due to [***], at the same rate as such Royalties were originally paid by ALIC. ALIC shall promptly supply reasonable documentation supporting the entitlement to and amount of such unearned Royalties. If ALIC is unable or unwilling to promptly provide such documentation, then such set-off shall be void and amount immediately refunded to Company’s account. If Company disputes any set-off or refund, the parties agree to discuss such issue in good faith to arrive at a resolution. Company retains its right to audit ALIC’s determination of such amounts pursuant to Section 5.6.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

5.4           Rate Rollbacks & Similar Events. Notwithstanding any other provision of this Agreement or Schedule 5.1, [***], ALIC shall prepare and provide to Company a revised accounting of such amounts [***]. Subject to Company’s review of such revised accounting and to the extent it is accurate, the difference between any amount previously paid and the revised amount due shall be paid to ALIC by Company within [***] after Company's receipt of such accounting and may be set off as contemplated by Section 5.3.

5.5           Allocation of Program Expenses. Unless otherwise specifically provided in this Agreement, each party will be responsible for all costs and expenses incurred by it in connection with complying with its responsibilities under this Agreement.

5.6           Audit Rights. ALIC shall keep, maintain and preserve complete and accurate records of all transactions covered by this Agreement. Such records shall be preserved for a period of at least three (3) years or longer if required by Applicable Law. No more than four (4) times in each Contract Year, ALIC shall make such records available for review, examination, audit and copying by the Company. Any such audit shall occur at the offices of ALIC during normal business hours, upon no less than five (5) Business Days’ written notice and such audit shall be conducted in a manner, which will not unduly interfere with ALIC’s business. Any such inspection or audit (including copying) shall be conducted at the Company’s expense, except as provided in this Section 5.6. If the audit establishes an underpayment by ALIC (“Underpayment”), then ALIC shall pay the Underpayment to the Company within five (5) Business Days of receiving the results of the audit, provided, however, that if ALIC disputes the findings of the audit ALIC may withhold such payment pending resolution of such dispute. If the audit establishes an Underpayment of [***], then, in addition to paying the Underpayment to the Company, ALIC shall [***]. The monthly interest rate for such calculation shall be equal to the lesser of (A) an annual rate of eight percent (8%), or (B) the annual U.S. prime rate as published in the Wall Street Journal on the last business day of the applicable month, in each case divided by twelve (12).

ARTICLE 6 - RELATIONSHIP MANAGEMENT AND PROGRAM MARKETING

6.1           Program Managers, Program Sponsors and Program Committee.

(a)          ALIC shall designate an individual with responsibility for the day-to-day management and administration of the Program (the “ALIC Program Manager”), and an individual in a supervisory capacity over the ALIC Program Manager (the “ALIC Program Sponsor”) who will be responsible for remaining informed with respect to the Program and attempting to resolve Disputes as provided in Section 15.1. Company shall designate an individual with responsibility for the day-to-day management and administration of the Program (“Company Program Manager”) and an individual in a supervisory capacity over the Company Program Manager (the “Company Program Sponsor”) who will be responsible for remaining informed with respect to the Program and attempting to resolve Disputes as provided in Section 15.1.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(b)          Each Program Manager shall have sufficient authority to facilitate decision-making on behalf of his or her respective party and shall have sufficient knowledge and experience to effectively and efficiently perform his or her responsibilities. Each Program Manager shall make available a sufficient amount of his or her working time, attention, skill, and efforts necessary to furthering the interests of the Program. Either party may replace its Program Manager at any time upon notice to the other party, so long as the replacement Program Manager meets the foregoing qualifications.

(c)          Each Program Sponsor shall have sufficient authority to negotiate and facilitate the resolution of Disputes as part of the escalation process set forth in Section 15.1.

6.2          Program Committee.

(a)          The parties shall establish a committee which shall meet at least quarterly unless otherwise agreed by both parties, to discuss the Program (“Program Committee”). The Program Committee shall consist of four (4) members, with two (2) members to be appointed by each of the parties. Either party may replace one or both of its Program Committee members at any time by providing notice thereof to the other party. Each party will promptly replace any Program Committee member designated by such party who has resigned or been removed from the Program Committee. At least one (1) member of the Program Committee for ALIC must be an officer of Aetna’s Senior Supplemental Insurance Division, and at least one (1) member of the Program Committee for the Company must be an executive officer of the Company; the other member of the Program Committee for each party may be an officer, employee or consultant of such party. All decisions of the Program Committee must be unanimous decisions, with the designees of ALIC and the designees of Company each having one vote. Each party agrees to cause its members of the Program Committee to act and vote in good faith and not unreasonably with respect to any Program Committee matter. If unanimous consensus cannot be reached by the Program Committee with respect to any matter, either Party may refer the matter for discussion and possible resolution by the Program Sponsors for each party.

(b)          The Program Committee’s responsibilities shall include the following:

(i)          Reviewing plans to promote the Program and any significant variations thereof;

(ii)         Reviewing overall performance of the Program;

(iii)        Reviewing any proposed rate changes by ALIC and/or Policy provision changes;

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(iv)        Reviewing all changes to policies and procedures due to resolutions of Complaints; and

(v)         [***]

6.3          Promoting the Program .

(a)          Promotional Activities.

(i)          The promotional activities for the Program shall include but not be limited to the following, in each case as may more fully be described in Sections 2.1(c) and 3.1 of this Agreement:

(A)         development and maintenance of the Program Website;

(B)         advertisements and promotional messages included on the Company Website;

(C)         telemarketing to Company Members under mutually agreed upon terms;

(D)         direct mail and email notices to Company Members regarding the availability of Health Insurance Products, upon mutually agreed upon terms provided, however, if such direct mail or email includes other carriers, then ALIC’s right to mutually agree will be solely with respect to its portion of the overall direct mail or email;

(E)         development of health and wellness education materials for use in website and social media; and

(F)         advertising the Program through social media outlets.

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“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

(ii)         Collateral. The parties shall cooperate and work together, each at its own expense, to design and develop Collateral to be used in direct mail, email, telemarketing, online, mobile, social media and other marketing campaigns to promote the Program, which shall also include Company membership solicitation (as it relates to the Program), as mutually agreed by the parties. Certificates, Outlines of Coverage, applications, and other forms filed with regulators are excluded from this paragraph, provided, that ALIC shall provide a copy of such to Company prior to or at the time of filing. ALIC shall bear the costs and expenses for the Collateral, including the cost of direct mail, and agrees to include Company membership solicitation in each such marketing material. ALIC will be responsible for acquiring all necessary regulatory approvals. All such Collateral shall contain the Company Mark and the Company shall have the right to approve such Collateral, such approval not to be unreasonably withheld, conditioned or delayed. For the avoidance of doubt, ALIC shall have final approval on the content of all such Collateral; provided, however, if such content is part of a direct mail, email or other promotional campaign that contains other insurance carriers in addition to ALIC, then ALIC’s final approval on the content shall only relate to its part of the overall promotional materials; and provided further that ALIC’s right to approve the content of such Collateral includes the right to decline to have ALIC or the Program included in Collateral that also includes information about other insurance providers or competitors of ALIC.

(b)          Branding. All Collateral and promotional content relating to the Program shall be co-branded, unless otherwise agreed by the parties, to the extent and in the manner permitted by (or not prohibited by) Applicable Law. For the avoidance of doubt, all such Collateral and promotional content, and all Program Materials, bearing the Marks of a party or its Affiliates shall be approved by such party in writing with respect to the use of such Marks, such approval not to be unreasonably withheld, conditioned or delayed. As used in this Section, “writing” may include electronic mail.

6.4          [***]

(a)          [***]

(b)          [***]

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Execution Version

(c)          [***]

ARTICLE 7 – CLAIMS ADJUSTMENT

ALIC shall have sole authority to adjust all claims on Health Insurance Products. Company shall have no authority to accept any claim report or to arrange any claim settlement. If an insured or claimant attempts to report a claim to Company, Company shall instruct such insured or claimant to immediately report the claim directly to ALIC.

ARTICLE 8 - EXCLUSIVITY

8.1           Exclusivity. Company Commitment. During the Term, Company will not (and will cause its Affiliates not to), directly or indirectly, (i) license any of the Company Marks to any third party for purposes of offering, endorsing or promoting any other group or individual Medicare Supplement insurance product from time to time, or (ii) offer, promote or endorse, any such products, or assist any other insurance company, or any agency, marketing organization, association or other person acting for or with any insurance company, in offering any such products; provided, however, that in the event ALIC does not obtain approvals or fails to maintain approvals in any Applicable Jurisdiction, Company has the right to license the Company Marks, offer, promote and endorse a competing Medicare supplement insurance product in such Applicable Jurisdictions. Without limiting the generality of the foregoing, the Company will not (and will cause its Affiliates not to) accept advertising for any group or individual Medicare supplement insurance products on any website or other media owned or controlled by the Company or any subsidiary; provided, that in the event Company promotes a competing Medicare supplement insurance product in one or more Applicable Jurisdictions in accordance with the prior sentence, then Company shall be permitted to accept advertising from the provider of such policy; and provided further that, if, unbeknown to Company, a third party advertising network places a Medicare supplement insurance advertisement on the Company’s or its Affiliate’s website without the permission of Company, such advertisement shall not cause a breach of this provision provided that Company promptly rectifies the matter and terminates such advertising.

8.2           Right of First Refusal. In the event that Company intends to offer, promote or endorse, directly or indirectly any third party’s Medicare Advantage policy (“Other Senior Health Product”), Company shall notify ALIC and give ALIC the right to enter into an agreement with Company for Company to offer, promote or endorse such Other Senior Health Product as issued by ALIC or its Affiliates, on terms at least as favorable as those offered by the third party. Within ten (10) days of receipt of such notice, ALIC will notify Company whether ALIC is interested in including its Other Senior Health Product in the Program. If ALIC is not interested, Company may immediately offer the third party Other Senior Health Product. However, if ALIC is interested, then within thirty (30) days of receipt of such notice, ALIC shall submit its Other Senior Health Product to Company for its determination as to whether ALIC’s Other Senior Health Product contains terms at least as favorable as the third party Other Senior Health Product. If Company determines ALIC’s Other Senior Health Product does not contain terms at least as favorable as the third party Other Senior Health Product, then Company may offer or promote the third party’s Other Senior Health Product outside of the Program. If Company determines ALIC’s Other Senior Health Product contains terms at least as favorable as the third party product, then the parties agree to act in good faith and engage in reasonable negotiations to finalize the terms under which ALIC will include its Other Senior Health Product in the Program. If, despite the parties’ reasonable negotiations, the parties are unable to reach agreement on the applicable terms of such an arrangement within an additional thirty (30) days, then Company may offer or promote such Other Senior Health Product outside of the Program; provided, that if the Company offers any other person terms more favorable than those offered to ALIC, it will first offer such more favorable terms to ALIC on a first refusal basis as provided above; and provided further that if Company does not enter into an arrangement with another party to offer the Other Senior Health Product outside of the Program within six (6) months after (i) the date on which ALIC notifies Company that ALIC is not interested in an arrangement with Company regarding the Other Senior Health Product, or (ii) the end of the one-hundred and twenty (120) day negotiating period referenced above, whichever is applicable, Company shall not enter into any such arrangement without giving ALIC another first refusal opportunity as provided above.

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pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

8.3           Preservation of Business. During the Term and following the expiration or termination of this Agreement, Company shall not, and Company shall ensure that its Affiliates do not, directly target market through mail, e-mail, phone or other communication any Certificateholder for any Medicare Supplement insurance offered by an insurance company other than ALIC or its Affiliates; provided, however, that following the Term solicitations by Company that are made to Company Members generally shall not be deemed to constitute prohibited target marketing. This does not preclude Company from entering into any arrangements with any other insurance company for purposes of marketing or offering insurance products that are not Medicare Supplement insurance to Company Members who are Certificateholders.

8.4           Non-Circumvent. ALIC agrees and guarantees that neither it nor its Affiliates shall at any time [***], without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, promote, market or issue group or individual Medicare Supplement insurance policies to [***].

8.5           Reasonableness of Provisions of Article 8. The parties acknowledge and agree that the scope and other terms of the provisions of this ARTICLE 8 are reasonable and are properly required for the protection of the relevant parties, including, with respect to Section 8.3, to protect ALIC’s investment in the Program and expected return on such investment and, with respect to Section 8.4, to protect [***]. In the event that a court or other governmental entity of appropriate jurisdiction or an arbitrator finds that any such provision is unreasonable, the parties agree that such governmental entity or arbitrator shall reduce the scope or other terms to the minimum event necessary so that such provision shall be enforceable, and such provision, as so modified, shall be enforced as so modified.

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ARTICLE 9 - TERM AND TERMINATION

9.1          Program Term. This Agreement shall continue until the end of the fifth (5th) anniversary of the Effective Date (the “Initial Term”). Following the Initial Term, the Agreement shall renew automatically without further action of the parties for an additional five (5) year term (the “First Renewal Term”), unless either party gives notice of non-renewal to the other party at least one-hundred and eighty (180) days prior to the end of the Initial Term (in which case the Agreement shall expire at the end of the Initial Term). Following the First Renewal Term, the Agreement shall renew automatically without further action of the parties for successive one (1) year terms (each a “Renewal Term” and together with the Initial Term and the First Renewal Term, the “Term”) unless either party provides written notice of non-renewal at least one-hundred and eighty (180) days prior to the end of the First Renewal Term or then-current Renewal Term, as applicable (in which case the Agreement shall expire as of the end of the First Renewal Term or then-current Renewal Term, as applicable).

9.2          Termination of Agreement. Notwithstanding anything in Section 9.1 to the contrary, this Agreement may be terminated by either party prior to the end of the Term as provided below:

(a)          Either party may terminate this Agreement upon written notice to the other party if the other party materially breaches any term or condition of this Agreement, provided that the other party has been given written notice of the breach and has not cured such breach within thirty (30) days after receipt of such notice.

(b)          Either party may terminate this Agreement upon written notice to the other party if any representation or warranty made by the other party proves not to have been true and correct in all material respects as of the date when made, provided that the other party has been given written notice of the breach of representation or warranty and, if capable of cure, has not cured such breach within thirty (30) days after receipt of such notice.

(c)          Either party may terminate this Agreement immediately upon written notice to the other party if the other party (i) generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally; (ii) makes a general assignment for the benefit of its creditors; (iii) institutes any proceeding seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; (iv) has any proceeding instituted against it seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, if such proceeding is not dismissed, within ninety (90) days; or (v) takes any corporate action to authorize any of the actions set forth in Sections 9.2(c)(i) through 9.2(c)(iv) above.

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(d)          Either party may terminate this Agreement on thirty (30) written days notice to the other party if, after [***] from the Effective Date, ALIC is unable to obtain regulatory approvals to conduct the Program in a minimum of [***] Applicable Jurisdictions.

(e)          Company may terminate this Agreement on thirty (30) days written notice to ALIC if ALIC fails to maintain regulatory approvals to conduct the Program in a minimum of [***] Applicable Jurisdictions after reaching that [***]Applicable Jurisdiction approval level.

(f)          Either party may terminate this Agreement on thirty (30) days written notice to the other party if either (i) fewer than [***] Policies are issued during the period from the Effective Date until [***] following the first day ALIC is approved to market the Health Insurance Products in no less than [***] Applicable Jurisdictions, or (ii) fewer than [***] Policies are issued during the period from the Effective Date until [***] following the first day ALIC is approved to market the Health Insurance Products in no less than [***] Applicable Jurisdictions.

(g)          Either party may terminate this Agreement on thirty (30) days written notice to the other party if it reasonably determines in good faith, after consultation with the other party, that any event has occurred or circumstance exists with respect to either party or the Program that can reasonably be expected to cause harm to the reputation of the terminating party or its Affiliates.

(h)          ALIC may terminate this Agreement with nine (9) months written notice if it determines in good faith that the occurrence of any regulatory or other event or circumstance exists that adversely impacts, or could reasonably be expected to adversely impact, ALIC’s economic interest. The event or circumstance that is adverse, or could reasonably be expected to be adverse, to ALIC’s economic interest must be material to the earnings of ALIC’s Medicare Supplement business and not be reasonably capable of correcting. Before ALIC provides notice of termination under this Section, ALIC shall notify the Company of the event or circumstance that adversely impacts ALIC’s economic interest and, after consultation with the Company, will take action to remedy the adverse event or circumstance including raising rates on the Health Insurance Products, closing sales of the Health Insurance Products in specific states, changing the marketing strategy or a combination of these actions. However, in the event that ALIC reasonably believes that none of these actions will remedy the adverse economic impact to ALIC, it may, without taking any specific action, terminate this Agreement under this Section. Upon written notice of termination provided hereunder, ALIC’s obligations to market and promote the Program shall end immediately.

(i)          Either party may terminate this Agreement on thirty (30) days written notice to the other party, after consultation with the other party, upon the discovery of any material regulatory violation by ALIC or the Company that relates to the Health Insurance Products; provided that such regulatory violation is not cured during such thirty (30) day period.

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9.3           Termination of Agreement by ALIC. Notwithstanding anything in Section 9.1 to the contrary, ALIC may terminate this Agreement as to any Health Insurance Products upon ninety (90) days’ prior written notice to Company if ALIC determines to cease engaging in the business of offering such Health Insurance Products.

ARTICLE 10 - RIGHTS AND DUTIES AFTER TERMINATION

10.1         Post Termination Servicing. All terms, conditions and limitations in this Agreement that relate to the servicing of Policies remaining in effect shall continue to be effective after its expiration or termination of this Agreement for so long as Policies are in effect, subject to all other Sections of this Article.

10.2         Data and Records. Upon Termination of this Agreement, each party shall return or certify to the destruction of all data and records provided to the other except (a) those necessary to continue servicing the Policies, and (b) to the extent that a party concludes it must retain such data and records in order to meet regulatory or other legal requirements.

10.3         Renewal Rights; Post-Termination Payment of Royalties . After the Term, ALIC may offer to renew Policies. In the event that any Policy or Renewal issued prior to the expiration or termination of this Agreement remains in effect following such expiration or termination or is renewed after the expiration or termination of this Agreement, ALIC shall continue to pay Company Royalties on the premiums received under such Policies in accordance with ARTICLE 5 and Schedule 5.1.

10.4         Non-Compete In the event ALIC terminates this Agreement as to any Health Insurance Product pursuant to Section 9.3, then for a period of [***] following the date of termination, ALIC shall not, directly or indirectly, offer such Health Insurance Product (or replacement policies of such Health Insurance Product) to any group within the United States, other than in accordance with Section 10.3 hereof.

10.5         [***]

10.6         Survival. The following provisions shall survive the expiration or termination of this Agreement: Sections 2.1(a), 2.2, 2.3, 2.4, 3.1(b), 6.4(b), 8.3, 8.4 and 8.5, and ARTICLE 4, ARTICLE 5, ARTICLE 7, ARTICLE 10, ARTICLE 12, ARTICLE 13, ARTICLE 14, ARTICLE 15 and ARTICLE 16.

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES

11.1         Representations, Warranties and Continuing Covenants. Each party makes, represents, warrants and covenants to the other party each and all of the following throughout the Term:

(a)          Such party is duly organized under the laws of its jurisdiction of organization and has the corporate or limited liability company, as the case may be, power and authority to conduct its business as presently conducted.

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(b)          This Agreement and the other Transaction Agreements have been duly authorized, executed and delivered by such party and constitutes legal, valid and binding obligations of such party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally and principles of public policy.

(c)          The execution, delivery and performance of this Agreement and the other Transaction Agreement and the consummation of the transactions contemplated hereby and thereby will not constitute a violation or breach of, or result in a default or loss of material right under Applicable Law or any contract, agreement or other commitment of such party, except for any such matters that singly and in the aggregate do not, and with the passage of time will not, have a material adverse effect on the business, financial condition or results of such party or its ability to perform its obligations under the Transaction Agreement.

(d)          Such party’s operations under the Transaction Agreements do not and shall not infringe any intellectual property rights or ownership rights of any third party, including any United States patent existing on the Effective Date or any copyright in the United States.

(e)          No pending or threatened litigation, investigation, or administrative proceeding involving such party of or before any court, tribunal or governmental body is known to such party, in which an adverse outcome would have a material effect on the ability of such to perform fully its duties under the Transaction Agreements.

ARTICLE 12 - INDEMNIFICATION

12.1         Mutual Obligations. Each party (the “Indemnitor”) shall indemnify, defend, and hold harmless the other party, its Affiliates, officers, directors, employees and agents (the “Indemnified Parties”) for and from any and all losses, liabilities, damages, actions, claims, demands, settlements, judgments, and any other expenses including attorneys' fees and expenses (collectively, “Claims”), which are asserted against, incurred or suffered by the Indemnified Parties and which arise out of:

(a)          the violation of Applicable Law by the Indemnitor, its Affiliates or any of their officers, directors, employees or agents;

(b)          the breach by the Indemnitor or its officers, directors, employees or agents of any covenant, warranty, or representation contained in this Agreement;

(c)          the failure of the Indemnitor or any of its officers, directors, employees or agents to perform any of its duties or obligations under, or to observe or to comply with the limitations on its authority contained in, this Agreement; or

(d)          a claim by an entity that an Indemnitor’s Marks contained on the Collateral infringe on such entity’s intellectual property rights.

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12.2         Indemnification Conditions. An Indemnitor’s obligations under this Agreement are conditioned upon (a) the Indemnified Party giving prompt, written notice of a Claim except to the extent the Indemnitor is not materially prejudiced thereby; (b) the Indemnitor having sole control of the defense and settlement of a Claim (provided that (i) the Claim involves a claim for money damages only; (ii) the Indemnitor can demonstrate to the Indemnified Party that the Indemnitor has the financial wherewithal to diligently defend the Claim; (iii) the Indemnitor promptly assumes and diligently conducts such defense with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed) and (iv) the Indemnitor may not settle any Claim in a manner that would adversely affect the Indemnified Party’s rights, reputation or interests or involve an admission or finding of wrongdoing or liability without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (c) the Indemnified Party’s cooperation with the Indemnitor, at the Indemnitor’s expense, in the defense and settlement of the Claim, as the Indemnitor may reasonably request. The Indemnified Party shall have the right to participate in the defense thereof with counsel of its choosing at its own expense.

12.3         Limitation of Liability. In no event shall a party hereto or any of its directors, officers, employees, licensors, suppliers or other representatives be liable for any indirect, special, exemplary, punitive or consequential damages or damages for loss of profits, business interruption or loss of goodwill arising from or relating to this Agreement or the Marks, even if such party is expressly advised of the possibility of such damages, except in the case of (a) gross negligence or willful misconduct, or (b) breach of ARTICLE 13.

12.4         Injunctive Relief. Each party agrees that a breach of the obligations set forth in Section 10.4, ARTICLE 8 or ARTICLE 13 may cause the other party irreparable harm for which monetary damages would be insufficient. Accordingly, each party agrees that in the event of such breach or threatened breach, in addition to remedies at law, the party alleging breach shall have the right to injunctive or other equitable relief to prevent the breaching party’s violations of its obligations hereunder, and hereby consents to the entry of temporary restraints, a preliminary injunction, a permanent injunction and such other equitable relief as the court may deem appropriate. The provisions of this Section 12.4 shall not be deemed to limit any party’s right to injunctive relief that might otherwise be available for any breach of this Agreement.

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ARTICLE 13 - Confidential Information; Consumer Information

13.1         Definitions.

(a)          “Confidential Information” shall mean: (i) information that is provided by or on behalf of either party or its Affiliates or consultants or [***] to the other party or its agents in connection with this Agreement or the Program including information regarding a party's or such party’s Affiliates’ financial condition, customers and customer lists, policyholder information (including name, address, phone number, email, policy inception and expiration dates), underwriting rules and guidelines, pricing (including, with respect to ALIC, insurance rates, rate order of calculation, rating factors, loss experience, relativities, and symbols), information systems, business operations, plans or strategies, product information, and marketing and distribution plans, methods, and techniques; (b) information that is marked “confidential,” “proprietary” or in like words, or that is summarized in writing as confidential prior to or promptly after disclosure to the other party; (c) any and all related research; (d) any and all designs, ideas, concepts, and technology embodied therein; (e) the Royalty provisions of this Agreement; and (f) Nonpublic Personal Information.

(g)          "Nonpublic Personal Information" shall be defined with reference to the Gramm-Leach-Bliley Act of 1999, 15 U.S.C. §§ 6801 et seq., and applicable federal and state laws and regulations implementing the act (hereinafter, "Privacy Laws"). Nonpublic Personal Information shall include any information: (i) a consumer provides to a party or its Affiliates to obtain a financial product or service; (ii)) about a consumer resulting from any such transaction; (iii) otherwise obtained about a consumer in connection with providing the financial product or service to that consumer; and (iv) any list, description, or other grouping of consumers (and Publicly Available Information pertaining to them) that is derived using any of the foregoing information that is not Publicly Available Information.

(h)          “Publicly Available Information” shall be defined with reference to the Privacy Laws and shall mean any information that a party has a reasonable basis to believe is lawfully made available to the general public from: (i) federal, state, or local government records; (ii) widely distributed media; or (iii) disclosures to the general public that are required to be made by federal, state, or local law.

13.2         Exceptions. Information is not considered confidential or proprietary if it: (a) is or becomes Publicly Available Information other than as a result of disclosure by the recipient or its Affiliates; (b) was available to or already known by the recipient on a non-confidential basis prior to its disclosure by the other party; (c) is developed by the recipient independently of any information acquired from the other party; (d) becomes available to the recipient on a non-confidential basis from a third party, provided that the recipient has no reason to know that the third party is or may be bound by a confidentiality agreement with the disclosing party. This Agreement does not prohibit the disclosure of Confidential Information pursuant to a court order or the requirement of any governmental authority, provided that the recipient promptly notifies the disclosing party of any such order or requirement, and cooperates, at the disclosing party’s expense, in any effort to obtain a protective order from the issuing court or governmental authority limiting disclosure and use of the information.

13.3         Standard of Care. Each party will hold the other party's Confidential Information in confidence and will safeguard it in at least the same manner as a prudent business person would safeguard his or her own proprietary information and trade secrets.

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(a)          The party receiving Confidential Information will not, and will not permit any of its Affiliates, or any of its or their officers, directors, employees, or representatives (collectively, “Representatives”) to, directly or indirectly, report, publish, distribute, copy, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any third party, and will not use, or permit any of its Representatives or Affiliates to use, the Confidential Information, or any portion thereof, for the benefit of itself, its Representatives or Affiliates, or any third party, or for any purpose other than to administer and support the Program as provided for in this Agreement and except as expressly authorized in writing by the disclosing party. Disclosure will be limited to those Representatives who must examine the Confidential Information in order to perform this Agreement.

(b)          The parties acknowledge that reuse and redisclosure of Nonpublic Personal Information by a recipient is restricted by applicable Privacy Laws. Each party hereby warrants and represents that it will fully comply with such Privacy Laws in this regard, and indemnify, defend, and hold harmless the disclosing party from any and all claims, damages and any other expense including attorneys' fees, which are asserted against, incurred or suffered by the disclosing party as a result of the recipient’s failure to comply with such Privacy Laws.

(c)          Each party warrants and represents that it has, and will maintain in effect for so long as it retains Nonpublic Personal Information, adequate administrative, technical, and physical safeguards (i) to insure the security and confidentiality of Nonpublic Personal Information, (ii) to protect against any anticipated threats or hazards to the security or integrity of Nonpublic Personal Information, and (iii) to protect against unauthorized access to or use of Nonpublic Personal Information which could result in substantial harm or inconvenience to any customer of either party. In the event that a party reasonably believes that it has suffered a "security breach" as defined by Applicable Law, such that Nonpublic Personal Information has been obtained by persons and/or entities without authority to use or view such Nonpublic Personal Information, a party shall notify the other party, in writing, as soon as reasonably practicable. Nonpublic Personal Information that is no longer to be retained by the recipient shall be returned or destroyed by shredding, erasing, or otherwise modifying the data to make it unreadable or undecipherable through any means.

(d)          Each party agrees that it and its Affiliates shall develop appropriate and commercially reasonable measures to properly dispose of Nonpublic Personal Information, in all formats and media, including electronic records and records maintained in paper-based form or electronic form. Each party agrees that it and its Affiliates shall take, at a minimum, reasonable measures as prescribed under the Fair and Accurate Credit Transactions Act of 2003 (and subsequent amendments), to dispose of consumer information derived from consumer reports.

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13.4        Consumer Information.

(a)          ALIC and Company acknowledge that the same or similar information may be contained in Company Member Information, Certificateholder Information [***], and that each such pool of data will therefore be considered separate information subject to the specific provisions applicable to Consumer Information hereunder. Accordingly, except as otherwise expressly provided herein with respect to the use of information for cross-selling purposes, nothing herein shall restrict ALIC’s right to use Certificateholder Information notwithstanding that it may also constitute Company Member Information. Nothing herein shall restrict Company’s right to use Company Member Information notwithstanding that it may also constitute Certificateholder Information.

(b)          Certificateholder Information.

(i)          As between ALIC and the Company, Certificateholder Information shall be the property of and exclusively owned by ALIC, and shall be deemed the Confidential Information of ALIC. Company acknowledges and agrees that (A) it has no proprietary interest in the Certificateholder Information (other than with respect to Company Member Information that may also be included in Certificateholder Information as provided in Section 13.4(a) above), and (B) ALIC has the right to use Certificateholder Information for servicing, administering and maintaining the Policies, and for marketing the Program as contemplated by this Agreement, in each case, in compliance with Applicable Laws and the Company privacy policy established and provided by the Company to ALIC as required under Section 13.4(d).

(ii)         Company shall not use, or permit to be used, Certificateholder Information, except as provided in this Section 13.4(b). Company may use the Certificateholder Information in compliance with Applicable Law and the applicable ALIC privacy policy solely: (A) for purposes of promoting the Program; (B) as otherwise necessary to carry out its obligations under this Agreement; (C) as required by Applicable Law; and (D) as otherwise permitted under the terms of this Agreement. ALIC shall provide the Company with updates of Certificateholder Information no less frequently than quarterly.

(c)          Company Member Information [***].

(i)          As between ALIC and the Company, Company Member Information [***] shall be the property of and exclusively owned by the Company [***], and shall be deemed the Confidential Information of Company [***] (other than with respect to Certificateholder Information that may also be included in Company Member Information [***] as provided in Section 13.4(a) above). ALIC acknowledges and agrees that (A) it has no proprietary interest in the Company Member Information [***], and (B) Company [***] has rights to use and disclose Company Member Information [***], independent of whether such information also constitutes Certificateholder Information. For the avoidance of doubt, nothing in this Section 13.4(c)(i) shall relieve Company from complying with its obligations under Section 8.3 (Preservation of Business) [***].

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(ii)         Neither ALIC nor any Affiliate shall use, or permit to be used, Company Member Information, except as provided in this Section 13.4(c). ALIC may use the Company Member Information in compliance with Applicable Law, the terms and conditions of this Agreement, and the applicable Company privacy policy solely: (A) for purposes of promoting the Program; (B) as otherwise necessary to carry out its obligations under this Agreement; (C) as required by Applicable Law; and (D) as otherwise permitted under the terms of this Agreement. For the avoidance of doubt, nothing in this Section 13.4(c)(ii) shall relieve ALIC from complying with its obligations under Section 2.2 and Section 8.4.

(d)          Privacy Policies. No later than the Effective Date, each party shall provide the other party with a copy of all privacy policies that relate to such party’s Consumer Information. Each party shall ensure that its privacy policies permit the use and disclosure of such party’s Consumer Information as contemplated under this Agreement. Except as otherwise required by Applicable Law, neither party shall make any change to any privacy policy that would materially affect the ability to use or disclose such party’s Consumer Information as contemplated by this Agreement, without the consent of the other party.

13.5        Safeguards. Each party will establish and maintain appropriate administrative, technical and physical safeguards designed to protect the security, confidentiality and integrity of the other party’s Consumer Information. These safeguards will be designed to protect against any anticipated threats or hazards, and protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Customer Member or Certificateholder. Each party will ensure that any third party to whom it transfers or discloses the other party’s Consumer Information signs a written contract with the transferor in which such third party agrees to substantively the same privacy and security provisions as those in this Agreement. Each party shall use the same degree of care in protecting the other party’s Consumer Information against unauthorized disclosure as it accords to its own confidential customer information, but in no event less than a reasonable standard of care.

13.6        Data Disposal. Each party shall develop and implement appropriate and commercially reasonable measures to return or properly dispose of the other party’s Consumer Information, in all formats and media, including electronic records and records maintained in paper-based form or electronic form, by shredding, erasing, or otherwise modifying the data to make it unreadable or undecipherable through any means. For the avoidance of doubt, this obligation shall not apply to a party’s own Consumer Information, notwithstanding that it may include data or elements that are also included in the other party’s Consumer Information.

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13.7        Security Breach Requirements.

(a)          If there is any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for any Certificateholder Information known to be in the possession of Company or any of its Affiliates or subcontractors and/or any unauthorized intrusions into the facilities or secure systems of Company or any of its Affiliates or subcontractors that is reasonably expected to affect Certificateholder Information (individually or collectively, “Company Security Breach”), Company must immediately (i) notify ALIC, (ii) estimate the Company Security Breach’s effect on ALIC, (b) specify the corrective action to be taken, and (c) investigate and determine if a Company Security Breach has occurred. If, based upon Company’s investigation, Company determines that there has been an actual Company Security Breach, Company must promptly notify ALIC, and must promptly investigate the scope of the Company Security Breach, and must promptly take corrective action to prevent further Company Security Breach. Company must, as soon as is reasonably practicable, make a report to ALIC including details of the Company Security Breach (including Certificateholder(s)’ identities and the nature of the information disclosed) and the corrective action that Company and the party who experienced the Company Security Breach (the “Company Affected Party”) has taken to prevent further Company Security Breach. Company and the Company Affected Party must cooperate fully with ALIC to notify the affected Certificateholder(s) as to the fact of and the circumstances of the Company Security Breach as it affects each Certificateholder’s particular information if such notice is required by Applicable Law. Additionally, Company and the Company Affected Party must cooperate fully with all governmental authorities having jurisdiction and authority for investigating a Company Security Breach and/or any known or suspected criminal activity.

(b)          If there is any actual or suspected theft of, accidental disclosure of, loss of, or inability to account for any Company Member Information [***] known to be in the possession of ALIC or any of its Affiliates or subcontractors and/or any unauthorized intrusions into the facilities or secure systems of ALIC or any of its Affiliates or subcontractors that is reasonably expected to affect Company Member Information [***] (individually or collectively, “ALIC Security Breach”), ALIC must immediately (i) notify Company, (ii) estimate the ALIC Security Breach’s effect on Company, (iii) specify the corrective action to be taken, and (iv) investigate and determine if an ALIC Security Breach has occurred. If, based upon ALIC’s investigation, ALIC determines that there has been an actual ALIC Security Breach, ALIC must promptly notify Company, and must promptly investigate the scope of the ALIC Security Breach, and must promptly take corrective action to prevent further ALIC Security Breach. ALIC must, as soon as is reasonably practicable, make a report to Company including details of the ALIC Security Breach (including Certificateholder(s)’ identities and the nature of the information disclosed) and the corrective action that ALIC and the party who experienced the ALIC Security Breach (the “ALIC Affected Party”) has taken to prevent further ALIC Security Breach. ALIC and the ALIC Affected Party must cooperate fully with Company to notify the affected Certificateholder(s) as to the fact of and the circumstances of the ALIC Security Breach as it affects each Certificateholder’s particular information if such notice is required by Applicable Law. Additionally, ALIC and the ALIC Affected Party must cooperate fully with all governmental authorities having jurisdiction and authority for investigating an ALIC Security Breach and/or any known or suspected criminal activity.

13.8        HIPAA Agreement. The parties are concurrently entering into a HIPAA Business Associate Agreement attached as Schedule 13.8.

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13.9        Disclosure Concerning this Agreement. The parties recognize that this Agreement and, potentially, other Transaction Agreements may be required to be filed by the Company with the Securities and Exchange Commission. In connection with any such filing, the Company shall provide ALIC with a copy of any such prepared filing and shall consult with ALIC as to those areas as to which confidential treatment will be requested, which request shall not be unreasonable. The Company agrees to keep the Royalty terms of this Agreement confidential except to the extent disclosure is required by Applicable Law. If the Company believes that Applicable Law requires such disclosure, it will consult with ALIC prior to the making of any such disclosure and shall take such steps as shall be reasonably requested by ALIC to seek confidential treatment, a protective order or similar treatment with respect to any such disclosure.

ARTICLE 14 – Marks, CO-BRANDED WEBSITES, and Licenses

14.1        Approval of ALIC Material.

(a)          ALIC shall submit to Company for Company’s review and approval in each instance, prior to publication or use, any artwork, scripts, copy, advertising, promotional materials, direct mail, press releases, newsletters or other communications or publicity, including the Program Website, to be published or distributed to or used by ALIC with respect to the Program marketed to Company Members [***] that use any Company Marks presently in existence or hereafter established (collectively, the “ALIC Material”).

(b)          Company shall approve or reject the ALIC Material, only with respect to the use of Company’s Marks, by notifying ALIC within seven (7) business days following the Company’s receipt of the subject ALIC Material for review (the “ALIC Material Review Period”). If Company notifies ALIC of changes required for approval, ALIC shall resubmit the Aetna Material for approval with the required changes.

(c)          ALIC shall be responsible for assuring legal compliance and obtaining all required regulatory approvals with respect to the ALIC Material.

14.2        Approval of Company Material.

(a)          Company shall submit to ALIC for ALIC’s review and approval in each instance, prior to publication or use, any artwork, advertising, promotional materials, direct mail, press releases, newsletters or other communication or publicity to be published or distributed by Company with respect to the Program distributed to Company Members, or that use any ALIC Marks presently in existence or hereafter established (collectively, the “Company Material”).

(b)          The Company Material shall not be used until approved in writing by ALIC. ALIC shall approve or reject the Company Material or notify Company of any reasonable changes to be made as a condition to ALIC’s approval of the Company Material within seven (7) business days following ALIC’s receipt of the subject Company Material for review (the “Company Material Review Period”). If ALIC notifies Company of changes required for approval, then Company shall resubmit the Company Material for approval with the required changes.

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14.3        Intellectual Property.

(a)          ALIC shall own all right, title, and interest in any Intellectual Property rights owned by ALIC as of the Effective Date of this Agreement, or developed by ALIC independently of its activities under this Agreement, and Company shall own all right, title and interest in any Intellectual Property rights owned by Company as of the Effective Date of this Agreement, or developed by Company independently of its activities under this Agreement.

(b)          To the extent that either party solely creates or develops any Intellectual Property in connection with this Agreement, such party shall own all Intellectual Property rights therein, provided, however, that such party grants to the other party a non-exclusive license to use such Intellectual Property solely in connection with such other party's exercise of rights and fulfillment of obligations under this Agreement and solely during the Term.

(c)          In the event that the parties jointly develop or create Intellectual Property in connection with the Program Agreement (“Jointly Developed IP”), the parties acknowledge and agree that Jointly Developed IP shall be co-owned by ALIC and Company without a duty to account to each other, provided however such Jointly Developed IP shall not include any Program Website Intellectual Property. Both parties may use the Jointly Developed IP during the Term, but following the expiration or termination of the Agreement, neither party shall use the Jointly Developed IP without the written consent of the other party.

14.4        Marks. Except as provided under this Agreement, and except for nominative fair use as determined by Applicable Law, neither party shall use the Marks of the other party, or of the other party’s Affiliates, in any manner that is not authorized in writing (including electronic mail) by the other party, including in any news release, advertising, circular, stuffer, brochure, promotional material, Internet domain name, website, electronic mail, metatag or search engine optimization.

(a)          Company Marks. Subject to the limitations contained in this ARTICLE 14, Company hereby grants to ALIC a non-exclusive limited license to use certain Marks and logos owned by the Company or its Affiliates that are set forth in Schedule 14.4(a), which may be updated from time to time in writing (collectively, the “Company Marks”), solely in connection with the Program. Such license shall be irrevocable as long as this Agreement remains in effect, and the Company Marks are not misused by ALIC or are used other than as provided herein (in which event Company shall have the right to revoke the rights provided for herein). ALIC acknowledges and agrees that the grant of the foregoing license shall not be construed as the grant of any right, title or interest in the Company Marks (except the right to use the Company Marks in connection with the Program) and that the Company Marks are the sole and exclusive property of the Company. ALIC shall not have the right to sublicense the Company Marks without the prior written consent of Company in each instance. ALIC must obtain approval, in each instance, as to the manner by which it uses the Company Marks. Company represents and warrants that the Company Marks do not and shall not infringe upon, dilute or misappropriate, as applicable, any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any third party. For the avoidance of doubt, the foregoing shall not limit ALIC’s right to continue to use the Company’s or its Affiliates’ names in correspondence with Certificateholders following the expiration or termination of this Agreement as required to continue to service and maintain Policies and Renewals, as provided in Section 2.1(c)(ii).

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(b)          ALIC Marks. Subject to the limitations contained in this ARTICLE 14, ALIC hereby grants to Company a non-exclusive limited license to use certain Marks and logos owned by ALIC or its Affiliates that are set forth in Schedule 14.4(b), which may be updated from time to time in writing (collectively, the “ALIC Marks”), solely in connection with the Program. Such license shall be irrevocable as long as this Agreement remains in effect, and the ALIC Marks are not misused by Company or are used other than as provided herein (in which event ALIC shall have the right to revoke the rights provided for herein). Company acknowledges and agrees that the grant of the foregoing license shall not be construed as the grant of any right, title or interest in the ALIC Marks (except the right to use the ALIC Marks in connection with the Program) and that the ALIC Marks are the sole and exclusive property of ALIC. Company shall not have the right to sublicense the ALIC Marks without the prior written consent of ALIC in each instance. ALIC represents and warrants that the ALIC Marks do not and shall not infringe upon, dilute or misappropriate, as applicable, any patent, trademark, copyright, trade secret or other intellectual property or proprietary right of any third party.

14.5        Trademark Disputes. The parties agree that any and all disputes between the parties with respect to a party’s Marks licensed under this Agreement (each a “Trademark Dispute”) shall be subject to the escalation process described in Section 15.1, but shall not be subject to arbitration under Section 15.2. If no satisfactory resolution to a Trademark Dispute is reached after completing the steps described in Section 15.1, either party may bring suit regarding such Trademark Dispute in the state or federal courts situated in New York, NY. Each party hereby consents to the jurisdiction of any such court in any such suit, action or proceeding, and waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any such court. Each party irrevocably waives any and all right to trial by jury in any legal proceeding between the parties relating to a Trademark Dispute. Notwithstanding the requirement that Trademark Disputes be subject to the escalation procedures set forth in Section 15.1, this provision shall not limit either party’s right to obtain any provisional or other remedy, including specific performance or injunctive relief, from any court of competent jurisdiction, as may be necessary pending resolution of the Trademark Dispute.

ARTICLE 15 - Disputes

15.1        Escalation Procedure. Prior to the institution of arbitration procedures in accordance with Section 15.2, a party shall escalate the matter for consideration by notifying the other party in writing. The Program Sponsors for ALIC and the Company shall meet in person or by telephone within five (5) Business Days of receipt of such notice and attempt in good faith to resolve the Dispute. If no satisfactory resolution is reached between the Program Sponsors within ten (10) Business Days of such meeting, the Company shall designate an executive officer and ALIC shall designate an officer of its Senior Supplemental Insurance Division to negotiate with respect to the Dispute, and the two senior officers shall meet in person or by telephone within five (5) Business Days after the end of such ten (10) Business Day period and attempt in good faith to resolve the Dispute. If no satisfactory resolution is reached between the designated senior officers within ten (10) Business Days of such meeting, either party may elect to resolve the Dispute pursuant to arbitration consistent with Section 15.2. For avoidance of doubt, any Trademark Dispute shall be disputed in accordance with Section 14.5 and shall not be subject to arbitration under Section 15.2.

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15.2         Arbitration.

(a)          Subject to Sections 14.5 and 15.1, all Disputes shall be settled by arbitration conducted in New York, NY or such other place as the parties may agree. If the parties are unable to resolve any Dispute, such Dispute shall be submitted to mandatory and binding arbitration at the election of either Company or ALIC (the “Disputing Party”). Except as otherwise provided in this Section 15.2, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) and the AAA’s Supplementary Procedure for Large, Complex Disputes. Each of the arbitrators in the panel of three arbitrators (the “Arbitration Panel”) shall be an attorney licensed to practice law in the United States for at least fifteen (15) years and experienced in representing businesses in commercial matters and provided that no arbitrator shall have represented either party [***] in any matter whatsoever during the prior ten (10) years. Each party shall select one arbitrator and the two arbitrators so selected shall select a third, neutral arbitrator.

(b)          The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. Subject to Section 15.2(f), the Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, except as contemplated in Section 8.5.

(c)          Within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts, conclusions of law and award relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement. Notwithstanding anything contained in this Section 15.2 to the contrary, any arbitration proceedings shall be concluded within ninety (90) days of the commencement thereof.

(d)          Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

(e)          Each party will bear the fees, costs and expenses of the arbitrator which it selected. Each party will bear one-half of all fees, costs and expenses of the third neutral arbitrator and all fees and expenses of the AAA in connection with the dispute resolution proceeding. Notwithstanding any law or AAA rules to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses;

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provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

(f)          The parties acknowledge and agree that performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce.

(g)          Notwithstanding the requirement to submit all Disputes within the scope of Section 15.2 to mandatory and binding arbitration and to follow the escalation procedures set forth in Section 15.1, this provision shall not limit either party’s right to obtain any provisional or other remedy, including specific performance or injunctive relief, from any court of competent jurisdiction, as may be necessary pending arbitration or other resolution of the Dispute as contemplated by this Section 15.2, to protect its rights under this Agreement, including its rights under ARTICLE 8, ARTICLE 10 and ARTICLE 13. The parties recognize that remedies under law with respect to any breach of this Agreement may be inadequate and that any party may seek specific performance, injunctive relief or other equitable relief from a court pursuant to Section 14.5 or on a provisional basis under this Section 15.2(g) or from an Arbitration Panel pursuant to this Section 15.2 to prevent or remedy a breach hereof, including a breach of ARTICLE 8, ARTICLE 10 or ARTICLE 13.

ARTICLE 16 - MISCELLANEOUS

16.1         Governing Law. All of the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement will be governed, construed, and enforced pursuant to the laws of the State of Delaware, without regard to Delaware’s rules concerning the conflict of laws.

16.2         Disaster Recovery. Each party shall maintain policies and procedures relevant to contingency and business resumptions plans, disaster recovery plans and proper risks controls in accordance with good industry practices. Upon request, each party shall provide the other party with a copy of such policies and procedures, which shall be treated as confidential in accordance with ARTICLE 13.

16.3         Severability. The final determination by a court, arbitrator or regulatory authority of competent jurisdiction of the invalidity or unenforceability of any provision(s) of this Agreement shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, all of which shall remain fully effective. In addition, a decision of a regulator or state agency that state law or regulation does not permit the operation of the Program in a particular jurisdiction shall in no way impair or affect the validity or enforceability of this Agreement or any provision hereof in any other jurisdiction.

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16.4         Relationship of the Parties. Neither party is responsible for the debts and liabilities of the other. Nothing shall be deemed to create any form of partnership or joint venture between the parties. Neither party shall have any participation in, by way of management or otherwise, the operations of the other, other than as provided for in this Agreement, and nothing shall be deemed to create or recognize any relationship other than that which is expressly described herein.

16.5         Use of Affiliates or Third Parties by ALIC. Any obligations to be performed by, or rights of, ALIC hereunder, including the issuance or administration of any Policy may be performed or exercised, as the case may be, by any Affiliate of ALIC, and ALIC may contract with a third party (including a third party administrator) to perform any obligations of ALIC hereunder, except that, without the consent of the Company, all Health Insurance Products under the Program shall be issued by ALIC or Affiliates thereof. The delegation of obligations hereunder by ALIC shall not relieve ALIC of its responsibilities and obligations under this Agreement and the Transaction Agreements.

16.6         Force Majeure. No party shall be deemed to be in default of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such party (“Force Majeure Events”). For purposes of this Agreement, such acts shall include acts of God, civil or military authority, civil disturbance, war, fires, terrorist acts, or other catastrophes or events beyond the party's reasonable control. In the event of any Force Majeure Event, the disabled party shall use all reasonable efforts to meet its obligations as set forth in this Agreement. The disabled party shall promptly and in writing advise the other party if it is unable to perform due to a Force Majeure Event, the expected duration of any such inability to perform and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations hereunder in whole or in part.

16.7         Notices. All notices or other communications given under this Agreement shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail postage prepaid, by prepaid private courier, by overnight courier or by facsimile transmission with a confirmation copy by first-class mail postage prepaid. Any such notice shall be sent as follows:

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If to ALIC:	If to Company:
Aetna Senior Supplemental Insurance	Steve Leber
800 Crescent Centre Drive	Chairman & Co-CEO
Franklin, TN 37067	Grandparents.com, Inc.
Attn: Legal Department	589 Eighth Avenue, 6th Floor
New York, NY 10018

Copy to:
Jeff Wasserman, Esq.
Sills Cummis
One Riverfront Plaza
Newark, NJ 07102

16.8         Waiver. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by all parties. No evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this Section may not be waived except as herein set forth. The failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of any such term, covenant, or condition nor shall any waiver of relinquishment of any right or power hereunder, at any one or more times, be deemed a waiver or relinquishment of such right or power at any other time or times.

16.9         Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto, embodies the entire understanding between the parties regarding the subject matter hereof. All prior or contemporaneous correspondence, proposals, offers, conversations, or memoranda relating to the subject matter hereof are superseded by this Agreement and all exhibits and schedules attached hereto, and are without any further force or effect whatsoever. No change, alteration, or modification hereof may be made except in a writing that expressly refers to this Agreement and is signed by both parties.

16.10         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

16.11         Captions. The captions contained in this Agreement are for purposes of organization only and do not constitute a part of this Agreement.

16.12         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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16.13       No Third-Party Beneficiaries. Except as contemplated by ARTICLE 12, there shall be no third-party beneficiaries to this Agreement, and no third party has any rights hereunder.

16.14       Assignment. Except as provided in Section 16.5, neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the prior consent in writing of the other party.

(a)          Insurance.

(b)          During the Term, the Company agrees to purchase the following insurance coverage from an authorized insurance company:

(i)          comprehensive general liability insurance with limits for bodily injury and property damage of not less than $3,000,000 in the aggregate and per occurrence; and

(ii)         errors and omissions (professional liability) coverage with limits of not less than $1,000,000 for each occurrence.

(c)          The insurance coverages described in Section 16.15(a) shall not be reduced or canceled by the Company unless such insurance is replaced by another qualified insurance carrier without any lapse of coverage. Any changes in carriers for the coverage specified in Section 16.15(a)(ii) shall include a retroactive date covering any losses from the Effective Date. Such insurance shall be primary and noncontributory to any insurance maintained by ALIC.

(d)          The Company shall name ALIC as an additional insured on the coverages described in Section 16.15(a). In addition, ALIC shall be listed as a party to receive notice of cancellation of any such coverages by the insurance company. The Company shall provide ALIC with certificates of insurance promptly upon ALIC’s request.

[Signature Page Follows]

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IN WITNESS WHEREOF, Company and ALIC have caused this Agreement to be executed by their respective officers thereunto duly authorized as of Effective Date.

AETNA LIFE INSURANCE COMPANY

By:	/s/ Francis S. Soistman

	Name:	Francis S. Soistman

	Title:	Executive Vice President

AMERICAN CONTINENTAL INSURANCE COMPANY

By:	/s/ Tyrle S. Wooldridge

	Name:	Tyrle S. Wooldridge

	Title:	President & CEO

CONTINENTAL LIFE INSURANCE COMPANY OF BRENTWOOD, TENNESSEE

By:	/s/ Tyrle S. Wooldridge

	Name:	Tyrle S. Wooldridge

	Title:	President & CEO

AETNA HEALTH & LIFE INSURANCE COMPANY

By:	/s/ Steven L. Hendrich

	Name:	Steven L. Hendrich

	Title:	Assistant Vice President

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GRANDPARENTS.COM, INC.

By:	/s/ Steve Leber

	Name:	Steve Leber

	Title:	Co-CEO

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APPENDIX A

Definitions and Construction

A.           Definitions. As used in this Agreement, the following terms will have the following meanings:

“AAA” has the meaning set forth in Section 15.2(a).

“Affected Party” has the meaning set forth in Section 13.7.

“Affiliate” means any entity that, directly or indirectly, majority owns or controls, is majority owned or controlled by, or is under common majority ownership or control with, a party to this Agreement.

“Agent” means the licensed agents and brokers appointed and authorized by ALIC to receive leads from the Program in accordance with Section 1.3(c).

“Agreement” has the meaning set forth in the preamble.

“ALIC” has the meaning set forth in the preamble.

“ALIC Affected Party” has the meaning set forth in Section 13.7(b).

“ALIC Customer” has the meaning set forth in Section 2.2.

“ALIC Customer Documents” has the meaning set forth in Section 2.3.

“ALIC Marks” has the meaning set forth in Section 14.4(b).

“ALIC Material” has the meaning set forth in Section 14.1(a).

“ALIC Program Manager” has the meaning set forth in Section 6.1(a).

“ALIC Program Sponsor” has the meaning set forth in Section 6.1(a).

“ALIC Security Breach” has the meaning set forth in Section 13.7(b).

“ALIC’s Statement” has the meaning set forth in Section 5.2.

“Applicable Jurisdictions” has the meaning set forth in Section 2.1(b).

“Applicable Law” means any statute, regulation, order, decree or other requirement of law (including any regulatory actions, orders or requirements) that is enacted, promulgated, issued or taken by any governmental entity, including judicial bodies, to the extent applicable to or binding upon a party.

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“Application Materials” means the insurance policy application, all applicable coverage rejection and limit selection and sign-off forms, and all other materials obtained from applicants for Health Insurance Products.

“Arbitration Panel” has the meaning set forth in Section 15.2(a).

“Arbitration Panel” has the meaning set forth in Section 15.2.

“Business Day” means any day other than a Saturday, Sunday or a United States national holiday.

“Certificateholder” means a person who is the named insured under a Policy or a Renewal, including a named insured under any certificate under a Policy.

“Certificateholder Information” means all information regarding a Certificateholder collected by or on behalf of ALIC or its Affiliates as a result of the application for or issuance of a Policy.

“Claims” has the meaning set forth in Section 12.1.

“Collateral” has the meaning set forth in Section 2.1(c)(iii).

“Company” has the meaning set forth in the preamble.

“Company Affected Party” has the meaning set forth in Section 13.7(a).

“Company Marks” has the meaning set forth in Section 14.4(a).

“Company Material” has the meaning set forth in Section 14.2(a).

“Company Member” means any person who is a member of a website, association or similar group of the Company or a Company Affiliate.

“Company Member Information” has the meaning set forth in Section 3.2(a).

“Company Program Manager” has the meaning set forth in Section 6.1(a).

“Company Program Sponsor” has the meaning set forth in Section 6.1(a).

“Company Security Breach” has the meaning set forth in Section 13.7(a).

“Company Website” has the meaning set forth in Section 1.3(b).

“Complaint” means a Customer Complaint or a Government Complaint.

“Confidential Information” has the meaning set forth in Section 13.1.

“Consumer Information” means Certificateholder Information or Company Member Information, as applicable.

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“Contract Year” means the twelve-month period between anniversaries of the Effective Date.

“Customer Complaint” has the meaning set forth in Section 4.1.

“Dispute” shall mean any legal controversy or claim between Company and ALIC arising from or in connection with this Agreement or the relationship of the parties under this Agreement (other than in connection with a party’s licensed Marks).

“Disputing Party” has the meaning set forth in Section 15.2(a).

“Effective Date” has the meaning set forth in the preamble.

“First Renewal Term” has the meaning set forth in Section 9.1.

“Force Majeure Events” has the meaning set forth in Section 16.6.

“Government Complaint” has the meaning set forth in Section 4.1.

“Health Insurance Products” means the insurance products described in Section 1.2, but only to the extent those products are offered or sold through the Program.

“Indemnified Parties” has the meaning set forth in Section 12.1.

“Indemnitor” has the meaning set forth in Section 12.1.

“Initial Term” has the meaning set forth in Section 9.1.

“Intellectual Property” means all intellectual property rights, whether registered or unregistered, protected, created or arising under the laws of the United States of America or any other jurisdiction anywhere in the world, including (a) patents, patent applications and inventions and discoveries that may be patentable registrations and applications, (b) design registrations, unregistered design rights and design application, (c) all copyright registrations, non-registered copyrights and applications and neighboring rights, (d) registrations of and applications for corporate names, trade names, logos, trademarks, service names and service marks, including registration and applications thereof and any unregistered common law trademarks, (e) all rights on software (including any associated source code and documentation), all rights on databases and technology and technology processes and all intellectual property rights required to operate the information technology, (f) domain names, (g) all trade secrets and other confidential information (including know-how, client lists and provider lists) and (h) all other registered or unregistered intellectual or industrial property rights and equivalent or similar form of protection.

[***]

“Jointly-Developed IP” has the meaning set forth in Section 14.3(c).

“Marks” means corporate names, trade names, assumed names, trade styles, trademarks, service marks, designs, logos, slogans, or similar indicators of identification of origin, whether registered or unregistered, and the goodwill associated therewith.

A-3

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

“Nonpublic Personal Information” has the meaning set forth in Section 13.1(b).

“Other Senior Health Products” has the meaning set forth in Section 8.3.

“Policy” means any insurance policy issued by ALIC or an ALIC Affiliate under the Program, including any Renewal thereof, including any certificate issued thereunder.

“Privacy Laws” has the meaning set forth in Section 13.1(b).

“Program” means the program to offer and promote the Health Insurance Products hereunder, including the development and execution of all marketing, sales, advertising, and promotional activities with respect to the Health Insurance Products provided under this Agreement.

“Program Committee” has the meaning set forth in Section 6.2.

“Program Manager” means the ALIC Program Manager or the Company Program Manager, as such terms are defined in Sections 6.1(a).

“Program Materials” means the materials necessary or useful to ALIC’s administration of the Program (including applications, billing statements, privacy disclosures and Certificateholder correspondence), as well as printed, electronic and broadcast matter advertising and promoting of the Program.

“Program Sponsor” means the ALIC Program Sponsor or the Company Program Sponsor, as such terms are defined in Sections 6.1(a).

“Program Website” has the meaning set forth in Section 2.1(c)(ii).

“Program Website Intellectual Property” has the meaning as set forth in Section 2.1(c)(ii).

“Publicly Available Information” has the meaning set forth in Section 13.1(c).

“Renewal” means the first and each subsequent renewal of a Policy (including a certificate), including a Policy (including a certificate) that is renewed after the termination of this Agreement, regardless of whether such renewal is or is not on the same plan or form.

“Renewal Term” has the meaning set forth in Section 9.1.

“Representatives” has the meaning set forth in Section 13.3(a).

“Term” has the meaning set forth in Section 9.1.

[***]

[***]

A-4

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

[***]

[***]

“Trademark Dispute” has the meaning set forth in Section 14.5.

“Transaction Agreements” means this Agreement and the HIPAA Business Associate Agreement attached hereto as Schedule 13.8.

“Underpayment” has the meaning set forth in Section 5.6.

B.           Construction. As used in this Agreement, (i) all references to the plural number shall include the singular number (and vice versa); (ii) all references to any gender (whether neutral, masculine or feminine) shall include the other genders; (iii) all references to “herein,” “hereof,” “hereunder,” “hereinbelow,” “hereinabove” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement; (iv) all references to “include,” or “includes,” or “including” shall be deemed to be followed by the words “without limitation;” and (v) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation. References herein to any document including this Agreement shall be deemed a reference to such document as it now exists, and as from time to time hereafter the same may be amended. References herein to a “person” or “persons” shall be deemed to be references to an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint stock company, or any other form of entity. Captions of the sections of this Agreement are for convenience of reference only and are not intended as a summary of such sections and do not affect, limit, modify or construe the contents thereof.

A-5

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 1.2

HEALTH INSURANCE PRODUCTS

Group Medicare Supplement Insurance issued to Company, its Affiliates or to a Trustee on behalf of Company or its Affiliates.

Schedule 1.2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 1.3(a)

REPORTING REQUIREMENTS

Within forty-five (45) days after the end of each calendar quarter, ALIC will report to the Company the following results for the quarter and year-to-date by type of policy:

•	Responses by telephone, web, mail and Agent [***]

•	Conversions by telephone, web, mail and Agent [***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	Average speed of answer

•	Average hold time

•	Abandonment rate

•	Average claims processing times

•	Regulatory complaints received

•	Customer complaints received

•	Regulatory complaints resolved

•	Customer complaints resolved

•	Program competitiveness including a comparison of rates by state with ALIC’s five (5) largest competitors as mutually agreed to

Schedule 1.3(a)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 5.1

ROYALTIES

A.           ALIC shall pay the Company Royalties equal to [***].

B.           For purposes of the foregoing, [***].

C.           ALIC shall pay the Company Royalties [***], in accordance with Section 5.2 of this Agreement, calculated by [***].

D.           For the avoidance of doubt, Royalty payments are subject to Sections 5.3 and 5.4 of the Agreement.

E.           [***]

Schedule 5.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 13.8

HIPAA BUSINESS ASSOCIATE AGREEMENT

See next page

Schedule 13.8

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 14.4(a)

COMPANY MARKS

Schedule 14.4(a)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

Schedule 14.4(b)

ALIC MARKS

The Aetna logo - Use an ® symbol

“ae” Logo 2012 - Use an ® symbol

Aetna Life Insurance Company

Schedule 14.4(b)